Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

American Axle & Manufacturing Holdings, Inc.

We consent to the use of our report dated February 29, 2016, except for the effects of the retrospective application of ASU 2015-03, Interest — Imputation of Interest (Topic 835-30), as disclosed in Note 4, to which the date is March 2, 2017, with respect to the consolidated balance sheet of Metaldyne Performance Group Inc. and subsidiaries as of December 31, 2015, and the related consolidated statements of operations, comprehensive income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2015, and the related financial statement schedule for each of the years in the two-year period ended December 31, 2015, incorporated by reference in this Registration Statement and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-4 as filed by American Axle & Manufacturing Holdings, Inc. on December 15, 2017.

/s/ KPMG LLP

Detroit, Michigan
December 15, 2017